Exhibit 99.1

Monotype Imaging Announces First Quarter 2011 Results

Company Reports Record Revenue

WOBURN, Mass.--(BUSINESS WIRE)--May 3, 2011--Monotype Imaging Holdings Inc. (Nasdaq: TYPE), a leading global provider of text imaging solutions, today announced financial results for the first quarter ended March 31, 2011.

First quarter 2011 highlights:

  First quarter revenue was $29.7 million, a 22 percent increase year-over-year.
  Operating income for the first quarter increased 45 percent to $9.5 million, a 32 percent operating margin.
  Non-GAAP net adjusted EBITDA for the first quarter increased 31 percent to $13.4 million, or 45 percent of revenue.
  First quarter non-GAAP earnings per diluted share were $0.21.

“We’re off to a strong start, with both our OEM and Creative Professional businesses reporting double-digit, year-over-year growth,” said Doug Shaw, president and chief executive officer. “Our OEM results reflect a positive impact from new design wins and our expansion across a diverse range of consumer electronics devices. Our Creative Professional business has benefited from increased brand investment by our customers in digital media.”

Scott Landers, senior vice president and chief financial officer, said, “We are pleased with our ability to generate a 45 percent net adjusted EBITDA margin, and our top line demonstrates the continued execution against our growth plan.”

First quarter operating results

Revenue for the first quarter of 2011 was $29.7 million, up 22 percent compared to $24.5 million in the first quarter of 2010. OEM revenue for the quarter was $21.9 million, increasing 24 percent from the first quarter of 2010. Creative Professional revenue for the quarter was $7.8 million, increasing 14 percent from the first quarter of 2010.

Net income for the first quarter of 2011 was $5.4 million, compared to $3.3 million in the first quarter of 2010. Earnings per diluted share for the first quarter of 2011 were $0.15, compared to $0.09 in the same period last year.

Non-GAAP net income for the first quarter of 2011, which excludes the amortization of intangible assets and stock-based compensation expense, net of taxes, was $7.8 million, compared to $5.4 million in the first quarter of 2010. Non-GAAP earnings per diluted share for the first quarter of 2011 were $0.21, compared to $0.15 in the same period last year.

In the first quarter of 2011, non-GAAP net adjusted EBITDA was $13.4 million or 45 percent of revenue, compared to $10.2 million or 42 percent of revenue in the first quarter of 2010.

A reconciliation of GAAP measures to non-GAAP measures for the three months ended March 31, 2011 and 2010 is provided in the financial tables that accompany this release.

Cash, cash flow and debt balances

Monotype Imaging had cash and cash equivalents of $48.9 million as of March 31, 2011, an increase from $42.8 million as of Dec. 31, 2010. Monotype Imaging generated $7.0 million of cash from operations in the first quarter of 2011.

The company's outstanding debt was $64.4 million as of March 31, 2011, a decrease from $65.9 million as of Dec. 31, 2010 and a decrease from $83.8 million as of March 31, 2010.

Net debt, defined as outstanding debt less cash and cash equivalents, was $15.5 million as of March 31, 2011, a decrease from $23.1 million as of Dec. 31, 2010 and a decrease from $45.6 million as of March 31, 2010.

Financial outlook

For the second quarter of 2011, Monotype Imaging expects revenue in the range of $30.5 million to $32.0 million. The company expects second quarter 2011 non-GAAP net adjusted EBITDA in the range of $13.5 million to $14.5 million, GAAP earnings per diluted share in the range of $0.14 to $0.16 and non-GAAP earnings per diluted share in the range of $0.20 to $0.22.

For full year 2011, Monotype Imaging expects revenue in the range of $119.0 million to $123.0 million. The company expects full year 2011 non-GAAP net adjusted EBITDA in the range of $52.0 million to $55.0 million and GAAP earnings per diluted share in the range of $0.55 to $0.60 and non-GAAP earnings per diluted share in the range of $0.80 to $0.85.

Conference call details

Monotype Imaging will host a conference call on Tuesday, May 3, 2011, at 8:30 a.m. EDT to discuss the company's first quarter 2011 results and business outlook for 2011. Individuals who are interested in listening to the audio webcast should log on to the “Investor Relations” portion of the “About Us” section of Monotype Imaging’s website at www.monotypeimaging.com. The live call can also be accessed by dialing (877) 941-2333 (domestic) or (480) 629-9723 (international) using passcode 4431998. If individuals are unable to listen to the live call, the audio webcast will be archived in the “Investor Relations” portion of the company's website for one year.

Non-GAAP financial measures

This press release contains non-GAAP financial measures under the rules of the U.S. Securities and Exchange Commission. This non-GAAP information supplements and is not intended to represent a measure of performance in accordance with disclosures required by generally accepted accounting principles. Non-GAAP financial measures are used internally to manage the business, such as in establishing an annual operating budget and in reporting to lenders. Non-GAAP financial measures are used by Monotype Imaging management in its operating and financial decision-making because management believes these measures reflect ongoing business in a manner that allows meaningful period-to-period comparisons. Accordingly, Monotype Imaging believes it is useful for investors and others to review both GAAP and non-GAAP measures in order to (a) understand and evaluate current operating performance and future prospects in the same manner as management does and (b) compare in a consistent manner the company’s current financial results with past financial results. The primary limitations associated with the use of non-GAAP financial measures are that these measures may not be directly comparable to the amounts reported by other companies and they do not include all items of income and expense that affect operations. Monotype Imaging management compensates for these limitations by considering the company’s financial results and outlook as determined in accordance with GAAP and by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures in the tables attached to this press release.

Forward-looking statements

This press release may contain forward-looking statements including those related to future revenues and operating results, the growth of the company’s OEM business and Creative Professional business, the execution of the company’s growth strategy and anticipated business momentum that involve risks and uncertainties that could cause the company’s actual results to differ materially. Factors that might cause or contribute to such differences include, but are not limited to: risks associated with changes in the economic climate, including decreased demand for fonts or products that incorporate the company’s text imaging solutions; risks associated with changes in the financial markets, including the availability of credit; risks associated with increased competition, which may result in the company losing customers or force it to reduce prices; risks associated with the development and market acceptance of new products or product features; risks associated with the company’s ability to adapt its products to new markets and to anticipate and quickly respond to evolving technologies and customer requirements; and risks associated with the ownership and enforcement of the company’s intellectual property. Additional disclosure regarding these and other risks faced by the company is available in the company’s public filings with the Securities and Exchange Commission, including the risk factors included in the company’s Annual Report on Form 10-K for the year ended Dec. 31, 2010 and subsequent filings. The forward-looking financial information set forth in this press release reflects estimates based on information available at this time. These amounts could differ from actual reported amounts stated in the company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011. While Monotype Imaging may elect to update forward-looking statements at some point in the future, the company specifically disclaims any obligation to do so, even if an estimate changes.

About Monotype Imaging

Monotype Imaging combines technology with design to help the world communicate. Based in Woburn, Mass. with offices in the U.S., Europe and Asia, Monotype Imaging brings text imaging and graphical user interface capabilities to consumer electronics devices such as laser printers, copiers, mobile phones, navigation devices, digital cameras, e-book readers, digital televisions, set-top boxes and consumer appliances. The company also provides printer drivers and color imaging solutions to printer manufacturers and OEMs (original equipment manufacturers). Monotype Imaging technologies are combined with access to more than 14,000 typefaces from the Monotype®, Linotype® and ITC® typeface libraries – home to some of the world’s most widely used designs, including the Times New Roman®, Helvetica® and ITC Franklin Gothic™ typefaces. Fonts are licensed to creative, business and Web professionals through e-commerce portals, direct and indirect sales and custom design services. Monotype Imaging offers industry-standard font solutions that support all of the world’s major languages. Information about Monotype Imaging can be found at www.monotypeimaging.com.

Monotype is a trademark of Monotype Imaging Inc. registered in the U.S. Patent and Trademark Office and may be registered in certain jurisdictions. Times New Roman is a trademark of The Monotype Corp. registered in the U.S. Patent and Trademark Office and may be registered in certain other jurisdictions. Linotype is a trademark of Linotype GmbH registered in the U.S. Patent and Trademark Office and may be registered in certain jurisdictions. Helvetica is a trademark of Linotype Corp. registered in the U.S. Patent and Trademark Office and may be registered in certain jurisdictions in the name of Linotype Corp. or its licensee Linotype GmbH. ITC is a trademark of International Typeface Corp. registered in the U.S. Patent and Trademark Office and may be registered in certain jurisdictions. ITC Franklin Gothic is a trademark of International Typeface Corp. and may be registered in certain jurisdictions. All other trademarks are the property of their respective owners. © 2011 Monotype Imaging Holdings Inc. All rights reserved.

MONOTYPE IMAGING HOLDINGS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited and in thousands)

	March 31, 2011	December 31, 2010
Assets
Current assets:
Cash and cash equivalents	$48,900	$42,786
Accounts receivable, net	4,015	4,720
Income tax refunds receivable	—	340
Deferred income taxes	386	350
Prepaid expenses and other current assets	2,331	2,480

Total current assets	55,632	50,676
Property and equipment, net	1,687	1,589
Goodwill	144,823	142,354
Intangible assets, net	78,855	80,239
Other assets	4,006	3,947

Total assets	$285,003	$278,805

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$793	$753
Accrued expenses and other current liabilities	9,007	13,045
Accrued income taxes	1,613	1,171
Deferred revenue	8,209	8,506
Current portion of long-term debt	10,250	8,355

Total current liabilities	29,872	31,830
Long-term debt, less current portion	54,176	57,504
Other long-term liabilities	328	471
Deferred income taxes	21,126	19,328
Reserve for income taxes, net of current portion	1,183	1,125
Accrued pension benefits	3,839	3,565
Stockholders’ equity:
Common stock.	36	35
Additional paid-in capital	158,337	155,791
Treasury stock, at cost	(86)	(86)
Retained earnings	13,757	8,317
Accumulated other comprehensive income	2,435	925

Total stockholders’ equity	174,479	164,982

Total liabilities and stockholders’ equity	$285,003	$278,805

MONOTYPE IMAGING HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited and in thousands, except share and per share data)

	Three Months Ended March 31,
	2011	2010
Revenue	$29,729	$24,461
Cost of revenue	2,026	1,818
Cost of revenue—amortization of acquired technology	777	871

Total cost of revenue	2,803	2,689

Gross profit	26,926	21,772
Operating expenses:
Marketing and selling	7,798	5,974
Research and development	4,127	4,021
General and administrative	4,193	4,024
Amortization of other intangible assets	1,291	1,201

Total operating expenses	17,409	15,220

Income from operations	9,517	6,552
Other (income) expense:
Interest expense	916	1,195
Interest income	(37)	(13)
(Gain) loss on foreign exchange	(396)	988
Loss (gain) on derivatives	672	(757)

Total other expense	1,155	1,413

Income before provision for income taxes	8,362	5,139
Provision for income taxes	2,922	1,877

Net income	$5,440	$3,262

Net income available to common stockholders – basic	$5,359	$3,245

Net income available to common stockholders – diluted	$5,362	$3,245

Net income per common share:
Basic	$0.15	$0.09
Diluted	$0.15	$0.09
Weighted average number of shares:
Basic	35,041,895	34,575,425
Diluted	36,402,836	35,774,859

MONOTYPE IMAGING HOLDINGS INC.
OTHER INFORMATION
(Unaudited and in thousands, except per share data)

RECONCILIATION OF GAAP OPERATING INCOME TO NON-GAAP NET ADJUSTED EBITDA

	Three Months Ending March 31,
	2011	2010
GAAP operating income	$9,517	$6,552
Depreciation and amortization	2,304	2,343
Share-based compensation	1,569	1,337

Non-GAAP net adjusted EBITDA	$13,390	$10,232
RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME

	Three Months Ending March 31,
	2011	2010
GAAP net income	$5,440	$3,262
Amortization, net of tax	1,345	1,315
Share-based compensation, net of tax	1,021	849

Non-GAAP net income	$7,806	$5,426
RECONCILIATION OF GAAP EARNINGS PER DILUTED SHARE TO NON-GAAP EARNINGS PER DILUTED SHARE

	Three Months Ending March 31,
	2011	2010
GAAP earnings per diluted share	$0.15	$0.09
Amortization, net of tax	0.03	0.04
Share-based compensation, net of tax	0.03	0.02

Non-GAAP earnings per diluted share	$0.21	$0.15
OTHER INFORMATION
Share-based compensation is comprised of the following:

	Three Months Ended March 31,
	2011	2010
Marketing and selling	$667	$480
Research and development	364	306
General and administrative	538	551

Total share-based compensation	$1,569	$1,337
MARKET INFORMATION
The following table presents revenue for our two major markets:

	Three Months Ended March 31,
	2011	2010
OEM	$21,898	$17,621
Creative professional	7,831	6,840

Total	$29,729	$24,461

MONOTYPE IMAGING HOLDINGS INC.
OTHER INFORMATION
(Unaudited and in thousands, except share and per share data)

RECONCILIATION OF FORECAST GAAP EARNINGS PER DILUTED SHARE TO FORECAST NON-GAAP EARNINGS PER DILUTED SHARE

	Low End of Guidance	High End of Guidance
	Q2 2011	Q2 2011
GAAP net income	$5,100	$5,800
Amortization, net of tax	1,200	1,200
Share-based compensation, net of tax	1,100	1,100
Non-GAAP net income	$7,400	$8,100

GAAP earnings per diluted share	$0.14	$0.16
Amortization, net of tax, per diluted share	0.03	0.03
Share-based compensation, net of tax, per diluted share	0.03	0.03

Non-GAAP earnings per diluted share	$0.20	$0.22

Weighted average diluted shares used to compute non- GAAP earnings per share	37,000,000	37,000,000

Assumes 35% effective tax rate.

	Low End of Guidance	High End of Guidance
	2011	2011
GAAP net income	$20,300	$22,100
Amortization, net of tax	5,000	5,000
Share-based compensation, net of tax	4,400	4,400
Non-GAAP net income	$29,700	$31,500

GAAP earnings per diluted share	$0.55	$0.60
Amortization, net of tax, per diluted share	0.13	0.13
Share-based compensation, net of tax, per diluted share	0.12	0.12

Non-GAAP earnings per diluted share	$0.80	$0.85

Weighted average diluted shares used to compute non- GAAP earnings per share	37,100,000	37,100,000

Assumes 35% effective tax rate.

MONOTYPE IMAGING HOLDINGS INC.
OTHER INFORMATION
(Undautidted and in thousands)

RECONCILIATION OF FORECAST GAAP OPERATING INCOME TO FORECAST NON-GAAP NET ADJUSTED EBITDA

	Low End of Guidance	High End of Guidance
	Q2 2011	Q2 2011
GAAP operating income	$9,600	$10,600
Depreciation and amortization	2,200	2,200
Share-based compensation	1,700	1,700

Non-GAAP net adjusted EBITDA	$13,500	$14,500

	Low End of Guidance	High End of Guidance
	2011	2011
GAAP operating income	$36,300	$39,300
Depreciation and amortization	8,900	8,900
Share-based compensation	6,800	6,800

Non-GAAP net adjusted EBITDA	$52 ,000	$55,000

CONTACT:
ICR
Staci Mortenson, 781-970-6120
ir@monotypeimaging.com